SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 16, 2011 (November 29, 2011)

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	94-1585250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4927 Calloway Drive
Bakersfield, California 93312
(Address of principal executive office)

Issuer's telephone number:  661-864-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

On December 6, 2011, Tri-Valley Corporation (the “Company”) was served with a lawsuit that was filed against the Company and its wholly owned subsidiary, Tri-Valley Oil & Gas Co. (“TVOG” and together with the Company, “Tri-Valley”), on November 29, 2011 in the Superior Court of the State of California for the County of Ventura, Case No. 56-2011-00407515-CU-BC-VTA.  The plaintiff, Pleasant Valley Ranch, LLC (the “Plaintiff”), is suing Tri-Valley for damages on the alleged grounds that, among other things, Tri-Valley’s oil and gas production operations caused contamination of soil and groundwater on the Plaintiff’s property and interfered with the sale of Plaintiff’s property.  The Plaintiff is seeking to recover damages of at least $8,000,000 from Tri-Valley and to rescind Tri-Valley’s drill site surface lease.  Tri-Valley believes that it has meritorious defenses and intends to vigorously defend the lawsuit.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRI-VALLEY CORPORATION

Date:	December 16, 2011	/s/ Maston N. Cunningham
Maston N. Cunningham, President and Chief Executive Officer